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Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael A. Cane*        Stephen F.X. O'Neill **   --------------------
Leslie L. Kapusianyk**	Michael H. Taylor**       Preston R. Brewer***

Telephone: 	(702) 312-6255
Facsimile:	(702) 312-6249
E-mail:	telelaw@msn.com

2300 West Sahara Avenue
Suite 500 - Box 18
Las Vegas, NV  89102

July 13, 2000

Encore Ventures, Inc.
5709 Hudson Street
Vancouver, British Columbia V6M 2Z2
Attention:  William Iny, President

Re:	Encore Ventures, Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Encore Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and nonassessable.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


*Licensed Nevada, California, Washington and Hawaii State Bars
** British Columbia Bar only; ***California Bar only

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Encore Ventures, Inc.
July 13, 2000
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

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